Exhibit 10.09
SEMPRA ENERGY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Supplemental Executive Retirement Plan provides retirement income, disability income and death benefits to key executives and their spouses under specified circumstances.
This amended and restated Plan is effective July 1, 1998.

TC "1. Definitions"\l
SECTION 1
DEFINITIONS

1.1 "Actuarial Equivalent" means equivalent value when computed using the applicable mortality table promulgated by the IRS under Code Section 417(e)(3) as in effect on the first day of the Plan Year and the applicable interest rate promulgated by the IRS under Code Section 417(e)(3) for the November preceding the first day of the Plan Year.
1.2 "Average Bonus" means the average of the three highest annual incentive awards earned by a Participant under the Executive Incentive Plan during the Participant's last ten years of Service, determined an follows:
(a) Annual incentive awards shall be counted whether or not deferred under the Deferred Compensation Plan.
(b) If a Participant was designated as a participant in the Executive Incentive Plan for a year, but earned no annual incentive award during that year, the award will be counted as zero, and if the Participant did not earn three annual incentive awards during the other years during the last ten years of Service, the zero amount will be used to attain the average of the three highest annual incentive awards.
(c) If the Participant was not designated as a participant in the Executive Incentive Plan for three full years of the last ten years of Service, the average shall be based on the number of full years the Participant was designated as a participant in the Executive Incentive Plan during the last ten years of Service.
(d) As to a Participant in the Executive Incentive Plan who did not earn annual incentive awards during the last ten years of Service solely due to a disability which qualified him for a Basic Disability Plan Benefit, a Supplemental Disability Benefit or both, the applicable ten year period will be extended backwards for each year of such occurrence.
(e) Prorated annual incentive awards earned under the Executive Incentive Plan will not be used in determining the average.
(f) If a Participant works past his Normal Retirement Date, his "Average Bonus" will be determined and fixed as of such date.
1.3 "Average Earnings" means the average Earnings of the highest two years of Service in the last ten years while a Participant was not receiving a Basic Disability Plan Benefit, a Supplemental Disability Benefit or both.
1.4 "Basic Disability Plan" means a disability plan maintained by Sempra Energy or a subsidiary which provides coverage for most full time employees of the plan sponsor.
1.5 "Basic Disability Plan Benefit" means the annual amount of benefit payable from the Basic Disability Plan to a Participant.
1.6 "Basic Pension Plan" means the Sempra Energy Cash Balance Plan, and where applicable by the context, the pension plan of a subsidiary of Sempra Energy.
1.7 "Basic Pension Plan Benefit" means the annual amount of benefit payable from the Basic Pension Plan to a Participant on his Retirement Date in the form of a straight life annuity without a cost-of-living feature.
1.8 "Committee" means the Compensation Committee of the Company's Board of Directors.
1.9 "Company" means Sempra Energy.
1.10 "Deferred Compensation Plan" means the Sempra Energy Executive Deferred Compensation Plan.
1.11 "Earnings" means base compensation only including any deferral under the Savings Plan, the Supplemental Savings Plan and the Deferred Compensation Plan.
1.12 "Employer" means the Company and any of its subsidiaries (any corporation of which 50% or more of the issued and outstanding stock having ordinary voting rights is owned directly or indirectly by the Company or any other business entity or association of which 50% or more of the outstanding equity interest is so owned) which adopt this Plan.
1.13 "Employment" means employment by the Employer, including the period during which a Participant is receiving a Basic Disability Plan Benefit, and any additiona1 period during which a Participant is receiving a Supplemental Disability Benefit under this Plan.
1.14 "Executive Incentive Plan" means the Sempra Energy Executive Incentive
Plan.
1.15 "Normal Retirement Date" means the first day of the month following the month in which a Participant attains age 65.
1.16 "Participant" means an employee of the Employer designated to participate in this Plan as specified in Section 2.1.
1.17 "Plan" means this Supplemental Executive Retirement Plan.
1.18 "Preretirement Spouse's Benefit" means the benefit payable or paid under the Basic Pension Plan and Excess Cash Balance Plan to a Surviving Spouse of a Participant who dies in Employment.
1.19 "Prior Plan" shall mean the Pacific Enterprises Supplemental Retirement and Survivor Plan and the San Diego Gas and Electric Supplemental Executive Retirement Plan.
1.20 "Retirement" means the termination of a Participant's Employment with the Employer after five years of Service on or after the Participant attains age 55.
1.21 "Retirement Date" means the first day of the month following a Participant's Retirement.
1.22 "Service" means a Participant's credited service which would be used to compute retirement benefits under the Basic Pension Plan.
1.23 "Social Security Benefit" means the annual Primary Insurance Amount estimated to be payable to the Participant at age 65 under the Federal Social Security Act in effect at the time of the event.
1.24 "Spouse's Supplemental Retirement Benefits" means the benefit payable to the Surviving Spouse of a Participant under Section 2.3 of this Plan after the Participant has died on or after his Retirement Date.
1.25 "Supplemental Disability Benefit" means the benefit payable to a disabled Participant under Section 2.5 of this Plan.
1.26 "Excess Cash Balance Plan" means the Sempra Energy Excess Cash Balance Plan, or any other supplemental pension plan of any Employer providing essentially the same benefits for one or more Participants.
1.27 "Excess Cash Balance Plan Benefits" means the annual amount of benefit payable or paid from the Excess Cash Balance Plan to a Participant on his Retirement Date in the form of a straight life annuity without a cost-of-living adjustment feature.
1.28 "Supplemental Retirement Benefit" means the benefit payable to a Participant under Section 2.2 of this Plan on his Retirement Date.
1.29 "Surviving Spouse" means in the case of a Spouse's Death Benefit, a spouse married to the Participant for at least the one-year period ending on the Participant's date of death, and means in the case of a Spouse's Supplemental Retirement Benefit, a spouse who is married to the Participant for at least the one-year period ending on the Participant's Retirement Date and who is still married to the Participant on the date of the Participant's death. Surviving Spouse also means a Spousal Equivalent as defined by the Company (subject to the one year requirements) under the Company Medical Plan.
1.30 The masculine pronoun whenever used shall include the feminine pronoun, and the singular shall include the plural where the context requires it.
1.31 "Vesting Factor" means the following for a Participant who qualifies for Retirement under paragraph 1.20
Vesting Schedule

                 Age
                 55     56     57     58     59     60 and older
Service
5                50%    60%    70%    80%    90%    100%

6                55%    60%    70%    80%    90%    100%

7                60%    65%    70%    80%    90%    100%

8                65%    70%    75%    80%    90%    100%

9                70%    75%    80%    85%    90%    100%

10               75%    80%    85%    90%    95%    100%

11               80%    85%    90%    95%    100%   100%

12               85%    90%    95%    100%   100%   100%

13               90%    95%    100%   100%   100%   100%

14               95%    100%   100%   100%   100%   100%

15 and more      100%   100%   100%   100%   100%   100%

Based on attained age and completed years of service.

TC "2. Eligibility for Benefits"\l
SECTION 2
ELIGIBILITY FOR BENEFITS
TC "2.1 Participation "\l2
2.1 Participation
Executive Officers of the Company as designated shall be eligible to participate in this Plan. The Committee may designate additional officers and key employees of the Employer who shall participate in this Plan and the effective date of such participation, subject to agreement by the Board of Directors of the executive's Employer (if not the Company) that such executive participate and that such Employer pay the costs of this Plan for the executive and his Surviving Spouse.
TC "2.2 Supplemental Retirement Benefit "\l2
2.2 Supplemental Retirement Benefit
Each Participant is eligible to retire and receive a benefit under this Plan as specified in Sections 3.1 and 3.4 beginning on his Retirement Date. No Supplemental Retirement Benefit will be paid to a Participant who leaves Employment prior to attaining age 55 or completing five years of Service, except as provided under other agreements.
TC "2.3 Spouse's Supplemental Retirement Benefit "\l2
2.3 Spouse's Supplemental Retirement Benefit
The Surviving Spouse of a Participant who dies on or after his Retirement Date who did not receive a lump sum payment is eligible for a Spouse's Supplemental Retirement Benefit in accordance with Sections 3.2 and 3.4.
TC "2.4 Spouse's Death Benefit "\l2
2.4 Spouse's Death Benefit
The Surviving Spouse of a Participant who dies in Employment is eligible for a Spouse's Death Benefit as specified in Sections 4.1 and 4.2 in either the form of a lump sum benefit or lifetime annuity benefit as elected by the Participant. There is no cost to the Participant for this benefit. If a Participant dies during Employment without an eligible Surviving Spouse, no Spouse's Death Benefit is payable under this Plan.
TC "2.5 Supplemental Disability Benefit "\l2
2.5 Supplemental Disability Benefit
A Participant who becomes disabled may be eligible to receive a supplemental Disability Benefit as specified in Section 5.
TC "3. Retirement Benefits "\l
SECTION 3
RETIREMENT BENEFITS
TC "3.1 Amount of Supplemental Retirement Benefit "\l2
3.1 Amount of Supplemental Retirement Benefit
The annual Supplemental Retirement Benefit payable to a Participant as of his Retirement Date is equal to (a) minus (b) with the resultant product multiplied by the Participant's Vesting Factor and then the resultant product multiplied by the early retirement reduction (pursuant to Appendix
A) for Retirement Dates which precede attainment of 62 years of age. The benefit will also be reduced as provided in Section 8:
(a) is the sum of the following percent of the total of the Participant's Average Earnings and Average Bonus
(i) 1/3% for each month of Service  through 120 (40% for 10 years of
Service), plus
(ii) 1/6% for each month of Service in excess of 120, through 240 (60% for 20 years of Service), plus
(iii) 1/48% for each month of Service in excess of 240 (65% for 40 years of Service).
(b) is the sum of his
(i) Basic Pension Plan Benefit, plus
(ii) Excess Cash Balance Plan Benefit
Provided however, that if a Participant commences receipt of benefits under this Plan on a different date than the Participant commences receipt of benefits under the Basic Pension Plan, this paragraph (b) shall be calculated based on the benefits the Participant would have received if the Participant elected the same Retirement Date under the Basic Pension Plan that he elected under this Plan.
If (a) minus (b) results in zero or less, then no Supplemental Retirement Benefit is payable.
The Participant may elect to receive the Supplemental Retirement Plan benefits, payable on his behalf, paid in an actuarially equivalent lump sum, provided the Participant elects such lump sum one year prior to retirement and submits evidence of good health satisfactory to the Committee.
TC "3.2 Amount of Spouse's Supplemental Retirement Benefit "\l2
3.2 Amount of Spouse's Supplemental Retirement Benefit
The annual Spouse's Supplemental Retirement Benefit payable to a Surviving Spouse of a Participant who did not receive a lump sum optional payment is equal to 50% of the Participant's Supplemental Retirement Benefit in Station 3.1(a) without the reduction in 3.1(b) but adjusted by the Vesting Factor and the early retirement reduction pursuant to appendix A.
TC "3.3 Adjustments "\l2
3.3 Adjustments
The annual Supplemental Retirement Benefit or the annual Spouse's Supplemental Retirement Benefit will not be decreased or increased on account of any increase or decrease in the Basic Pension Plan Benefit, Supplemental Pension Plan Benefit, or Social Security Benefit occurring after a Participant's Retirement Date or death.
TC "3.4 Payment "\l2
3.4 Payment
A Supplemental Retirement Benefit will be paid monthly, beginning on the last day of the month of the Participant's Retirement Date, and will continue to be paid monthly during the life of the Participant, the last payment to be made to the Participant's spouse, or if none, to the Participant's estate, on the last day of the month in which the death of the Participant occurs. If the Participant is survived by a Surviving Spouse, the Surviving Spouse will receive a Spouse's Supplemental Retirement Benefit. The Spouse's Supplemental Retirement Benefit will be paid monthly, and will commence on the last day of the month following the month in which the Participant dies and will continue during the life of the Surviving Spouse.
The Participant may elect to receive all Supplemental Retirement Plan benefit payable on behalf of the Participant in an actuarially equivalent lump sum, provided the Participant elects one year prior to retirement and submits evidence satisfactory to the Committee of his/her good health.
TC "4. Supplemental Preretirement Spouse's Death Benefits "\l
SECTION 4
SUPPLEMENTAL PRERETIREMENT SPOUSE'S DEATH BENEFITS
TC "4.1 Benefit "\l2
4.1 Benefit
The annual Spouse's Death Benefit that will be paid to a Surviving Spouse of a Participant who dies in Employment prior to his Retirement Date is equal to (a) minus (b) when:
(a) is 50% of the Participant's accrued benefit calculated in accordance with 3.1(a). If the Participant is under age 55 at the time of death, the age 55 early retirement factor shall be used, and
(b) is the Surviving Spouse's Preretirement Spouse's Benefit, plus any life insurance benefit payable under any Split Dollar Life Insurance purchased in accordance with Section 8.1 herein.
 TC "4.2 Form of Benefit "\l2
4.2 Form of Benefit
A Participant may elect to have his Surviving Spouse receive either the annuity benefit described above or, an Actuarially Equivalent lump sum payment. The payment of a lump sum requires that the election be made at least one year prior to the Participant's date of death and that the Surviving Spouse submits evidence satisfactory to the Committee of his/her good health.
The initial election of benefit form must be made at the time of commencement of Participation.
If a Participant wishes to change from the lump sum benefit to the lifetime annuity benefit or vice versa thereafter, the Participant may apply for such change as long as it is received by the Company in writing at least one year prior to termination under the Basic Plan. Spouse's Death Benefit shall automatically cease upon the earliest of:
(i) the Participant's termination of Employment,
(ii) the death of the Surviving Spouse, and
(iii) the Participant's Retirement Date.
TC "5. Supplemental Disability Benefits "\l
SECTION 5
SUPPLEMENTAL DISABILITY BENEFITS
TC "5.1 Amount "\l2
5.1 Amount
The annual Supplemental Disability Benefit payable to a Participant is equal to (a) minus (b) when: (a) is 60% multiplied by the total of the Participant's Average Bonus and annual rate of Earnings in effect on the day immediately preceding the day the Participant becomes eligible, and (b) is the sum of
(i) the Participant's Basic Disability Plan Benefit, and any other Company provided disability plan, plus
(ii) the amount of benefits for which the Participant is eligible under the provisions of any federal or state law providing payments on account of disability, as these payments are defined in the Basic Disability Plan, during the period of eligibility for a Supplemental Disability Benefit.
If (a) minus (b) results in zero or less, then no Supplemental Disability Benefit is payable. If the Basic Disability Plan Benefit increases under the Basic Disability Plan, the Supplemental Disability Benefit will be decreased by the same amount.
TC "5.2 Payment "\l2
5.2 Payment
Eligibility for a Supplemental Disability Benefit is determined by the Committee. The Supplemental Disability Benefit will be paid monthly. The last Supplemental Disability Benefit will be paid to the Participant at the earliest of (i) when the Committee deems that the Participant is no longer disabled, (ii) when Participant starts receiving a Supplemental Retirement Benefit, or (iii) when the Participant attains age 65.
TC "6. Administration "\l
SECTION 6
ADMINISTRATION
TC "6.1 Authority of Committee "\l2
6.1 Authority of Committee
This Plan shall be administered by the Committee. Subject to the express provisions of this Plan, the Committee shall have full and final authority to interpret this Plan, to prescribe, amend and rescind rules, regulations and guides relating to the Plan, and to make any other determinations that it believe. necessary or advisable for the administration of the Plan. The Committee may delegate certain responsibilities in the administration of the Plan. All decisions and determinations by the Committee shall be final and binding upon all parties.
TC "6.2 Calculation of Benefits "\l2
6.2 Calculation of Benefits
Any and all payments to be made under this Plan and all Actuarial Equivalents shall be calculated by the Company's regularly employed independent actuaries, and their determinations shall be final and binding on all parties.
TC "7. Miscellaneous "\l
SECTION 7
MISCELLANEOUS
TC "7.1 Amendment, Termination or Removal of Participant "\l2
7.1 Amendment, Termination or Removal of Participant
The Committee may, in its sole discretion, terminate, suspend, or amend this Plan at any time, in whole or in part. However, no amendment or suspension of the Plan will affect a retired or disabled Participant's right or the right of a Surviving Spouse to continue receiving a benefit in accordance with this Plan as in effect on the date such Participant or Surviving Spouse began to receive a benefit under this Plan. The Committee may, in its sole discretion, remove an executive as a Participant in this Plan due to changed job responsibilities or other changed circumstances as long as no benefits are then being paid to the Participant under this Plan.
TC "7.2 No Employment Right "\l2
7.2 No Employment Right
Nothing contained herein will confer upon any Participant the right to be retained in Employment, nor will it interfere with the right of his Employer to discharge or otherwise deal with the Participant without regard to the existence of this Plan.
TC "7.3 Funding "\l2
7.3 Funding
This Plan is unfunded, and the Employer will make Plan Benefit Payments solely on a current disbursement basis. Participants and their Beneficiaries shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Employer, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.
TC "7.4 Allocation of Costs "\l2
7.4 Allocation of Costs
Amounts accrued as expenses under this Plan, and the cost of any life insurance policies purchased to fund for benefits payable under this Plan, shall be allocated to Employers whose employees are Participants in this Plan.
TC "7.5 Nonassignment "\l2
7.5 Nonassignment
To the maximum extent permitted by law, no benefit under this Plan will be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, or encumbrances of any kind.
TC "7.6 Governing Law "\l2
7.6 Governing Law
This Plan is established under and will be construed according to the laws of the State of California.
TC "8. Offset for Certain Benefits Payable Under Split-Dollar Life Insurance
"\l
SECTION 8
OFFSET FOR CERTAIN BENEFITS PAYABLE UNDER
OTHER PLANS
8.1 Some of the Participants under this Plan own life insurance policies (the "Policies") purchased on their behalf by the Company. The ownership of these Policies by each Participant is, however, subject to certain conditions (set forth in a "Split
Dollar Life Insurance Agreement" or other comparable agreements between the Participant and the Company) and, if the Participant fails to meet the conditions set forth in the Split
Dollar Life Insurance Agreement, the Participant may lose certain rights under the Policy. In the event that a Participant satisfies the conditions specified in Section 5 or 6 of the Split
Dollar Life Insurance Agreement, so that the Participant or his beneficiary becomes entitled to benefits under one of those sections, the value of those benefits shall constitute an offset to any benefits otherwise payable under this Plan. As the case may be, this offset (the "Offset Value") shall be calculated by determining the value of benefits payable under the Split Dollar Life Insurance Agreement, that is, the cash surrender value of the Policy, or in the case of the Participant's death, the death benefits payable to the beneficiary under the Policy. The Offset Value shall then be compared to the Actuarial Equivalent (as defined in Section 8.4) of the benefits payable under this Plan (the "Plan Values), and the Plan Value shall be reduced by the Offset Value.
8.2 At the time when the Participant terminates employment for any reason, if the Plan Value exceeds the present value (determined using the interest rate specified in Section 8.4) of the Offset Value, the excess of the Plan Value over the present value of the Offset Value shall be paid to the Participant or beneficiary at that time in a lump sum. Provided that the Participant or beneficiary submits evidence satisfactory to the Committee of his/her good health. If the Participant is not in good health, the benefits will be paid as an annuity. The Participant may choose, one year prior to the date of termination, to receive the remaining amount as an annuity.
Such payment shall completely discharge all obligations owed under this Plan on account of Participant's participation in this Plan.
8.3 If the Policy described in Section 8.1 is not on the life of the Participant, the insured dies prior to the Participant becoming eligible for benefits under the Plan, and the Participant or the Participant's beneficiary subsequently becomes eligible for benefits hereunder, the Actuarial Equivalent of the benefits payable hereunder shall be offset by the Actuarial Equivalent of the payments previously paid to the Participant in the Split
Dollar Life Insurance Agreement. Any remaining amount due the Participant or the Participant's beneficiary shall thereupon be paid in a cash lump sum, provided that the Participant or beneficiary submits evidence satisfactory to the Committee of his/her good health. If the Participant is not in good health, the benefits will be paid as an annuity. The Participant may choose, one year prior to the date of termination, to receive the remaining amount as an annuity.
8.4 Notwithstanding anything contained herein to the contrary, in the event that a Participant has a benefit under Excess Cash Balance Plan, the Offset Value shall first be applied to reduce benefits paid under the Excess Cash Balance Plan and any remaining Offset Value shall then be applied to reduce the Plan Value under this Plan; provided, however, that for purposes of determining the amount of benefits payable under this Plan, any benefits payable under the Excess Cash Balance Plan shall be determined without regard to such offset.
8.5 The Committee may offer additional options which are of equivalent value.
APPENDIX A
EARLY RETIREMENT REDUCTION FACTOR
                            Age
                            62 and later   61   60   59   58   57   56   55
Early Retirement Factor*    100%           97%  94%  90%  86%  82%  78%  74%

*Reduction factors vary by age and months.



APPENDIX B
GRANDFATHER BENEFIT
Current Participants in the Prior Plans are permanently grandfathered under the Prior Plan provisions if the benefit is greater.
SEMPRA ENERGY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Section	Page
TOC \f \* MERGEFORMAT
1. Definitions
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2. Eligibility for Benefits
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2.1  Participation
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2.2  Supplemental Retirement Benefit
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2.3  Spouse's Supplemental Retirement Benefit
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2.4  Spouse's Death Benefit
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2.5  Supplemental Disability Benefit
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3.  Retirement Benefits
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3.1  Amount of Supplemental Retirement Benefit
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3.2  Amount of Spouse's Supplemental Retirement Benefit
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3.3  Adjustments
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3.4  Payment
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4.  Supplemental Preretirement Spouse's Death Benefits
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4.1  Benefit
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4.2  Form of Benefit
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5.  Supplemental Disability Benefits
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5.1  Amount
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5.2  Payment
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6.  Administration
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6.1  Authority of Committee
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6.2  Calculation of Benefits
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7.  Miscellaneous
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7.1  Amendment, Termination or Removal of Participant
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7.2  No Employment Right
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7.3  Funding
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7.4  Allocation of Costs
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7.5  Nonassignment
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7.6  Governing Law
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8.  Offset for Certain Benefits Payable Under Split-Dollar Life
    Insurance
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APPENDIX A
APPENDIX B